EXHIBIT 99.1




                                  PRESS RELEASE

              BAY STATE BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE


      Brookline, Mass., April 15 - Bay State Bancorp, Inc. (Amex: BYS) announced today that its 2002 Annual Meeting of Shareholders will be held on July 24, 2002 at 2:00 P.M. Eastern Time, at the Royal Sonesta Hotel, Cambridge, Massachusetts. The record date for shareholders entitled to vote at the Annual Meeting is May 28, 2002. The Company intends to distribute its proxy solicitation materials approximately June 18, 2002.